EXHIBIT 99.1
PRESS RELEASE

EMCORE Corporation Announces Financial Results for its Second Quarter Ended March 31, 2011

•	Revenue for Q2 was $47.2 million, in line with guidance
•	Revenue for Q3 is projected to be in the range of $48 to $50 million

ALBUQUERQUE, New Mexico, May 5, 2011 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its second quarter ended March 31, 2011.

Financial Results

Revenue:
Consolidated revenue for the second quarter ended March 31, 2011 was $47.2 million, which represents a 2% decrease compared to the prior year and a 9% decrease compared to the immediate preceding quarter.  On a segment basis, revenue for the Fiber Optics segment was $30.0 million, which represents a 1% decrease compared to the prior year and a 5% decrease compared to the immediate preceding quarter.  Revenue for the Photovoltaics segment was $17.2 million, which represents a 4% decrease compared to the prior year and a 17% decrease compared to the immediate preceding quarter.

Gross Profit:
Consolidated gross profit was $10.6 million, which represents a 33% decrease compared to the prior year and a 17% decrease compared to the immediate preceding quarter. Consolidated gross margin was 22.4%, which represents a decrease from both the 32.7% gross margin reported in the prior year and the 24.3% gross margin reported in the immediate preceding quarter.  On a segment basis, Fiber Optics gross margin was 18.0%, which represents a decrease from the 24.4% gross margin reported in the prior year and a decrease from the 18.4% gross margin reported in the immediate preceding quarter.   Photovoltaics gross margin was 30.2%, which represents a decrease from both the 46.6% gross margin reported in the prior year and the 33.3% gross margin reported in the immediate preceding quarter.

Operating loss:
The consolidated operating loss was $4.2 million, which represents a $3.3 million increase in operating loss when compared to the prior year and a $1.4 million increase in operating loss when compared to the immediate preceding quarter.  During the second quarter ended March 31, 2011, the Company recorded a $2.6 million litigation settlement gain related to a patent infringement award associated with the Company’s Fiber Optics segment.

Net loss:
The consolidated net loss was $5.2 million, which represents a $3.7 million increase in net loss when compared to the prior year and a $1.6 million increase in net loss when compared to the immediate preceding quarter.  The consolidated net loss per share was $0.06, which represents a $0.04 increase in net loss per share when compared to the prior year and a $0.02 increase in net loss per share when compared to the immediate preceding quarter.  During the second quarter ended March 31, 2011, the Company recorded $0.6 million of non-operating expense related to the Company’s Suncore joint venture.

Adjusted EBITDA:
After excluding certain non-cash and other adjustments as set forth in the attached non-GAAP table, adjusted EBITDA for the second quarter ended March 31, 2011 was negative $2.3 million, which represents an additional loss of $5.6 million from the adjusted EBITDA reported for the prior year and an additional loss of $3.2 million from the adjusted EBITDA reported for the immediate preceding quarter.

Order Backlog
As of March 31, 2011, the Company had a consolidated order backlog of approximately $50.5 million, a 12% decrease from the $57.3 million order backlog reported as of December 31, 2010.  On a segment basis, the Photovoltaics order backlog totaled $26.4 million, a 27% decrease from $36.1 million reported as of December 31, 2010.  The Fiber Optics order backlog totaled $24.1 million, a 14% increase from $21.2 million reported as of December 31, 2010.  Order backlog is defined as purchase orders or supply agreements accepted by the Company with expected product delivery and/or services to be performed within the next twelve months.  As announced in a press release today, the Company received a large purchase contract from Space System/Loral for satellite solar cells. With this and other orders that we have received since March 31, 2011, our order backlog has increased significantly.

Balance Sheet Update
As of March 31, 2011, cash and cash equivalents and restricted cash was approximately $17.0 million.  In April 2011, the Company announced a common stock private placement of $9.6 million.  The closing of the private placement is subject to the completion of customary closing conditions for transactions of this type, including approval of applicable Chinese government agencies.

Business Outlook
For the third quarter ending June 30, 2011, the Company expects consolidated revenue to be $48 to $50 million.

Conference Call
Management will discuss the Company’s fiscal 2011 second quarter results for the period ended March 31, 2011 on Thursday, May 5, 2011 at 4:30 p.m. EST.  The call will be webcast via the Company's web site at http://www.emcore.com.  Please go to the site beforehand to download any necessary software.  To participate in the conference call dial 480-629-9856. The access code for the call is 4436555.  A webcast will be available for replay following the conclusion of the call on the Company’s website.

Investor Conference
Management will present at the 12th Annual B. Riley & Co. Investor Conference on Wednesday, May 25th at 3:00pm PT at the Loews Santa Monica Beach Hotel in Southern California.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optics, space and solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP).  EMCORE's Photovoltaics segment provides products for both space and terrestrial applications.  For space applications, EMCORE offers high efficiency gallium arsenide (GaAs) solar cells, covered interconnected cells (CICs) and panels.  For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward–Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.  Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the transfer of business and operations into joint ventures may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse effects relating to the Company’s remaining businesses; (b) the challenge of joint ventures retaining key employees; (c) the impact on the Company, our customers and our suppliers from the current domestic and international economic and financial market conditions; (d) the success of our cost reduction efforts in achieving their expected benefits, due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (e) delays and other difficulties in commercializing new products; (f) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (g) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (h) other risks and uncertainties described in our filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the U.S. Securities and Exchange Commission ("SEC") that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

Use of Non-GAAP Financial Measure
The Company provides a non–GAAP adjusted EBITDA disclosure as a supplemental measure to U.S. GAAP regarding our operational performance.  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with U.S. GAAP.  This press release also contains a reconciliation of the non–GAAP financial measure to its most comparable U.S. GAAP financial measure.

The Company believes that the additional non–GAAP financial measure is useful to investors in assessing the Company’s operating performance.  Management also uses this measure internally to evaluate the Company's operating performance, and the measure is used for planning and forecasting of future periods.  In addition, financial analysts that follow our Company may focus on and publish both historical results and future projections based on our non–GAAP financial measure.  We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While management believes that this non–GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non–GAAP financial measure.  Our non-GAAP financial measure may not be reported by all of the Company's competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. The Company compensates for these limitations by using this non–GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of the non–GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non–GAAP financial measures are not in accordance with or an alternative for U.S. GAAP.  The Company's non–GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
 (in thousands, except loss per share)
(unaudited)

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2010	2010	2011	2010	2011

Revenue	$48,194	$52,107	$47,218	$90,596	$99,325

Cost of revenue	32,436	39,427	36,638	65,525	76,065

Gross profit	15,758	12,680	10,580	25,071	23,260

Operating expenses:
Selling, general, and administrative	9,023	8,264	9,380	21,250	17,644
Research and development	7,596	7,191	7,984	15,109	15,175
Litigation settlement	-	-	(2,590)	-	(2,590)
Total operating expenses	16,619	15,455	14,774	36,359	30,229

Operating loss	(861)	(2,775)	(4,194)	(11,288)	(6,969)

Other expense (income):
Interest income	(17)	-	-	(19)	-
Interest expense	103	258	130	219	388
Foreign exchange loss (gain)	729	335	(749)	961	(414)
Loss from equity method investment	-	-	587	-	587
Change in fair value of financial instruments	(322)	272	1,038	810	1,310
Cost of financing instruments	108	5	5	336	10
Total other expense	601	870	1,011	2,307	1,881

Net loss	$(1,462)	$(3,645)	$(5,205)	$(13,595)	$(8,850)

Per share data:

Net loss per basic and diluted share	$(0.02)	$(0.04)	$(0.06)	$(0.17)	$(0.10)

Weighted-average number of basic and diluted shares outstanding	82,459	85,250	87,216	81,758	86,221

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
 (in thousands)
(unaudited)
	As of March 31, 2011	As of September 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$14,338	$19,944
Restricted cash	2,635	1,298
Accounts receivable	38,088	40,125
Inventory	31,361	32,056
Prepaid expenses and other current assets	5,972	5,312

Total current assets	92,394	98,735

Property, plant and equipment, net	44,827	46,990
Goodwill	20,384	20,384
Other intangible assets, net	9,734	10,738
Other non-current assets, net	3,904	991

Total assets	$171,243	$177,838

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Borrowings from credit facility	$13,710	$10,573
Accounts payable	24,399	26,156
Warrant liability	1,981	-
Equity method investment	1,195	-
Accrued expenses and other current liabilities	22,206	27,115

Total current liabilities	63,491	63,844

Warrant liability	-	475
Other long-term liabilities	38	87

Total liabilities	63,529	64,406

Commitments and contingencies

Shareholders’ equity:
Preferred stock	-	-
Common stock	697,415	701,997
Accumulated deficit	(588,087)	(587,259)
Accumulated other comprehensive income	469	777
Treasury stock	(2,083)	(2,083)
Total shareholders’ equity	107,714	113,432

Total liabilities and shareholders’ equity	$171,243	$177,838

The Company has provided a reconciliation of the non–GAAP adjusted EBITDA financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

Non-GAAP Table Adjusted EBITDA Unaudited (in thousands)	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2010	2010	2011	2010	2011

Net loss – GAAP	$(1,462)	$(3,645)	$(5,205)	$(13,595)	$(8,850)

Adjustments:
Depreciation	2,404	2,323	2,312	4,800	4,635
Amortization	714	684	651	1,435	1,335
Interest expense	103	258	130	219	388
FAS123(R) stock-based compensation	2,064	817	1,207	5,250	2,024
Compensatory stock issuances	284	305	282	528	587
Corporate legal expense	344	101	295	4,507	396
Reversal of accounts receivable reserve	(1,185)	-	-	(1,635)	-
Litigation settlement	-	-	(2,590)	-	(2,590)
Loss from equity method investment	-	-	587	-	587
Total adjustments	4,728	4,488	2,874	15,104	7,362

Adjusted EBITDA – Non-GAAP	$3,266	$843	$(2,331)	$1,509	$(1,488)

Stock-based compensation expense by expense category: (in thousands)	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2010	2010	2011	2010	2011

Cost of revenue	$387	$114	$143	$876	$256
Selling, general, and administrative	1,386	506	817	3,676	1,324
Research and development	291	197	247	698	444

Total stock-based compensation expense	$2,064	$817	$1,207	$5,250	$2,024

Net effect on net loss per basic and diluted share	$(0.03)	$(0.01)	$(0.01)	$(0.06)	$(0.02)

Contact:
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com